EXHIBIT INDEX


Exhibit A: Attachment to item 77I:
  Terms of new or amended securities

Exhibit B: Attachment to item 77Q1:
  Exhibits

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Exhibit A:

Filed on Form N1-A January 22, 1999-PEA#:50/51 - Prospectus dated March 30, 1999 - Tax-Managed U.S. Marketwide Value Portfolio; Tax-Managed U.S. Marketwide 5-10 Value Portfolio; Tax-Managed U.S. 6-10 Small Company Portfolio; and Tax-Managed DFA International Value Portfolio.

Exhibit B:

Pages 23-31 are from the DFA Investment Dimensions Group Inc. prospectus, Dated March 30, 1999. Filed on Form N1-A on March 27, 1999;
Past-PEA#53/54